Exhibit 99.1

Carbonite to Acquire Webroot, Creating a Leader in Endpoint Data Protection and Security

Combination of backup and recovery with cloud-based cybersecurity delivers a new approach to protecting endpoints
Complementary sales channels reach customers with a complete solution that’s powerful, yet simple
Transaction valued at $618.5 million; expected to be immediately accretive on an earnings and cash flow basis

Boston, Ma. and Broomfield, Co., February 7, 2019 - Carbonite, Inc. (Nasdaq: CARB) (“Carbonite” or the “Company”), a leading cloud-based data protection provider, and Webroot Inc. (“Webroot”), a leading cybersecurity company, today announced that they have entered into a definitive agreement under which Carbonite will acquire Webroot for approximately $618.5 million in cash. Carbonite will fund the transaction with existing cash on hand and funds secured under a new credit facility. The combined business will address a top vulnerability of businesses - the endpoint - with a comprehensive approach to protection through cloud-based cybersecurity, paired with cloud-based backup and recovery. The transaction is expected to be immediately accretive on an earnings and cash flow basis, following the close of the transaction.
Founded in 1997, Webroot is a private company that secures endpoints and provides network protection, security awareness training and threat intelligence services. With its best-in-class technology, experienced team, and extensive go-to-market capabilities, including a powerful network of Managed Service Providers (“MSP”) and Remote Monitoring and Management (“RMM”) relationships, Webroot has established itself as a leader in the cybersecurity space. Webroot's fiscal year 2018 revenue was approximately $215.0 million.
“The acquisition of Webroot dramatically accelerates our progress towards becoming the leading data protection company,” said Mohamad Ali, President and Chief Executive Officer of Carbonite. “With threats like ransomware evolving daily, our customers and partners are increasingly seeking a more comprehensive solution that is both powerful and easy to use. Backup and recovery, combined with endpoint security and threat intelligence, is a differentiated solution that provides one, comprehensive data protection platform."
Ali continued, “The Webroot team has a passion for building technology to simplify the way customers protect their important data, and we are excited to welcome them.”
“Carbonite and Webroot have a common focus on making data protection and cybersecurity solutions accessible and easy to use, as well as a dedication to customer success, and we are thrilled to become part of their team,” said Mike Potts, Webroot CEO. “Together we can deliver tremendous value to our customers and partners.”
Compelling Strategic and Financial Benefits

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Next-Generation Technology Platform: Combining Carbonite’s cloud-based data protection solutions and Webroot’s cloud-based machine learning technology will create a next-generation security platform to serve growing customer needs.

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A Comprehensive Solution, Delivering Better Results: A common set of customers will benefit from an easy-to-use, cloud-based, integrated offering, which includes a unique ransomware prevention and recovery solution.

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Consistent Routes to Market and Expansion of Addressable Market: Webroot and Carbonite share a go-to-market focus and a complementary ecosystem of channel partners. Webroot’s leading MSP partners and RMM relationships provide Carbonite with a new channel for increased scale and market expansion.

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Immediately Accretive: Based on Webroot’s current operating plan and existing customer contracts, the transaction is expected to be immediately accretive on an earnings and cash flow basis following the close of the transaction.

Transaction Details
Carbonite will finance the acquisition with fully committed financing and existing cash on hand.
The transaction is expected to close in the first quarter of 2019, subject to the receipt of regulatory clearance and other customary closing conditions.

The transaction has been unanimously approved by the Boards of Directors of both companies and by the requisite percentage of stockholders of Webroot.
For further information on the transaction, please visit http://CarboniteWebroot.transactionannouncement.com.
Advisors
RBC Capital Markets, LLC is serving as financial advisor to Carbonite, and Barclays is serving as financial advisor to Carbonite. Skadden, Arps, Slate, Meagher & Flom LLP is serving as Carbonite’s legal counsel. Barclays, Citizens Banks, and RBC Capital Markets, LLC have provided committed financing in support of the transaction and Simpson Thacher & Bartlett LLP is serving as financing counsel. William Blair & Company, L.L.C. is serving as exclusive financial advisor to Webroot and Goodwin Procter LLP and Holland & Hart LLP are serving as legal counsel.
Conference Call and Webcast Details
Carbonite will host a live conference call on Thursday, February 7th at 5:30 p.m. ET to discuss the transaction and the Company’s financial results for the fourth quarter and full year 2018. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com.
The conference call can also be accessed by dialing 877-303-1393 in the United States or 315-625-3228 internationally, with the passcode 9768609.
About Carbonite
Carbonite provides a robust Data Protection Platform for businesses, including backup, disaster recovery, high availability and workload migration technology. The Carbonite Data Protection Platform supports global businesses with secure cloud infrastructure. To learn more visit www.Carbonite.com.
About Webroot
Webroot harnesses the cloud and artificial intelligence to protect businesses and individuals against cyber threats. Webroot is a leading cybersecurity provider for managed service providers and small businesses, who rely on Webroot for endpoint protection, network protection, and security awareness training. Webroot BrightCloud® Threat Intelligence Services are used by market-leading companies like Cisco, F5 Networks, Citrix, Aruba, A10 Networks, and more. Leveraging the power of machine learning to protect millions of businesses and individuals, Webroot secures the connected world. Headquartered in Colorado, Webroot operates globally across North America, Europe, and Asia. Discover Smarter Cybersecurity® solutions at www.Webroot.com.
Cautionary Language Concerning Forward-Looking Statements
Certain matters discussed in this press release, including under “Business Outlook,” have "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to consummate the Webroot acquisition, integrate the Webroot acquisition and other acquisitions into our operations and achieve the expected operational and financial benefits of such acquisitions and the timing of such benefits, our ability to profitably attract new customers and retain existing customers, our dependence on the market for cloud backup services, our ability to manage growth, changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry, and those discussed in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.

Contacts
Carbonite
Investor Relations:
Jeremiah Sisitsky
781-928-0713
investor.relations@carbonite.com
or
Media:
Sarah King
617-421-5601
Media@Carbonite.com

MJ Baker, Weber Shandwick (for Carbonite)
617-520-7128
wswnacarbonite@webershandwick.com